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Exhibit 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

        In connection with the Annual Report of Thompson Creek Metals Company Inc. (the "Company") on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission (the "Report"), Pamela L. Saxton, Chief Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to her knowledge:

        (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 27, 2012

/s/ PAMELA L. SAXTON Pamela L. Saxton Chief Financial Officer

        [A signed original of this written statement required by Section 906 has been provided to Thompson Creek Metals Company Inc. and will be retained by Thompson Creek Metals Company Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]

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  Exhibit 32.2